Milano, 19 giugno 2026

Egregio Signor

Pierluigi Paracchi

A mani

Facendo seguito alle intese intercorse Le confermiamo la nostra proposta di modificare il contratto di lavoro in corso tra Lei e Genenta Science S.p.A. (la "Società") nei termini che seguono.

Further to the understandings reached, we hereby confirm our proposal to amend the employment agreement currently in force between you and Genenta Science S.p.A. (the "Company") on the terms set out below.

1. Premesse

1. Il consiglio di amministrazione della Società ha deliberato, tra le altre cose, di provvedere alla sottoscrizione di un accordo modificativo del patto di non concorrenza previsto alla clausola 11 del contratto di lavoro a tempo indeterminato, sottoscritto in data 15 dicembre 2021, come modificato dal successivo accordo del 30 maggio 2025 (di seguito anche il «**Contratto di Lavoro**»), volto a individuare con precisione l'ambito di applicazione del patto di non concorrenza, specificando le attività da considerarsi concorrenti e, in particolare, limitando l'ambito del patto esclusivamente alle attività in concorrenza al momento della sottoscrizione del Contratto di Lavoro.

Recitals

The Board of Directors of the Company resolved, *inter alia*, to proceed with the execution of an amendment agreement to the non-compete covenant set out in Clause 11 of the employment agreement signed on 15 December 2021, entered into on 15 December 2021, as subsequently amended by the agreement dated 30 May 2025 (hereinafter also referred to as the «**Employment Contract**»), aimed at precisely defining the scope of application of the non-compete covenant by specifying the activities to be regarded as competing activities and, in particular, by limiting the scope of such covenant exclusively to the activities that were in competition at the time of execution of the Employment Agreement.

2. Oggetto del patto di non concorrenza

2.1 Ai fini dell'esatta individuazione delle attività da considerarsi in concorrenza ai sensi degli obblighi previsti dalla clausola 11 del Contratto di Lavoro, relativa al patto di non concorrenza, il riferimento a: «*imprese o di organizzazioni le quali operino nel settore della Società o che comunque svolgano*

Scope of the Non-Compete Covenant

For the purposes of precisely identifying the activities to be regarded as competing activities pursuant to the obligations set out in Clause 11 of the Employment Agreement, relating to the non-compete covenant, the reference to: «*business wich operate in the sector of the Company or*

attività in concorrenza con quella esercitata dalla Società» contenuto nelle clausole 11.1(i), 11.1(ii), è modificato e sostituito come segue:

«*imprese o di organizzazioni le quali operino nel settore della ricerca, sviluppo, produzione, industrializzazione e commercializzazione di nuovi composti terapeutici di origine biotecnologica, biologica e chimica nei settori farmaceutico, biotecnologico, della medicina molecolare/cellulare, della genetica e della diagnostica* **.** »

3. Decorrenza effetti

3.1 Le modifiche avranno effetto dalla data di sottoscrizione del presente accordo.

4. Rinvio

4.1 Restano ferme tutte le altre condizioni .

Qualora sia d'accordo con la proposta sopra formulata, La preghiamo di restituirci copia della presente sottoscritta per accettazione.

Distinti saluti

perform activities in competition with those of the Company», contained in Clauses 11.1(i) and 11.1(ii), is hereby amended and replaced as follows:

«*undertakings or organisations operating in the sector of the research, development, production, industrialisation and commercialisation of new therapeutic compounds of biotechnological, biological and chemical origin in the pharmaceutical, biotechnology, molecular/cellular medicine, genetics and diagnostics fields* **.** »

Effective Date

The amendments shall take effect as from the date of the signature of this agreement.

Reference

All other contractual terms and conditions shall remain unaffected.

Should you agree with the proposal set out above, we kindly ask you to return a copy of this letter duly signed for acceptance.

Kind regerds

Richard Slansky, Chief Financial Officer

DocuSigned by:
Richard B. Slansky
067339D583F948F...

Sig. Pierluigi Paracchi

Firmato da:
PIERLUIGI PARACCHI
EDABBB17C210458...